Exhibit 99.1

Nordstrom 401(k) Plan &
Profit Sharing
Employer ID No: 91-0515058
Plan Number: 001

Financial Statements as of December 31, 2013 and 2012
and for the Year Ended December 31, 2013,
Supplemental Schedule as of December 31, 2013 and
Report of Independent Registered Public Accounting Firm

NORDSTROM 401(k) PLAN & PROFIT SHARING
PLAN YEAR ENDED DECEMBER 31, 2013
All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Retirement Committee and Participants of
Nordstrom 401(k) Plan & Profit Sharing
Seattle, Washington

We have audited the accompanying statements of net assets available for benefits of Nordstrom 401(k) Plan & Profit Sharing (the "Plan") as of December 31, 2013 and 2012, and the related statement of changes in net assets available for benefits for the year ended December 31, 2013. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2013 and 2012, and the changes in net assets available for benefits for the year ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of December 31, 2013 is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan's management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 2013 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP
Seattle, Washington
June 13, 2014

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NORDSTROM 401(k) PLAN & PROFIT SHARING
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

	December 31,
	2013	2012
Assets:
Participant-directed investments at fair value	$2,486,077	$2,057,313
Employer contributions receivable	76,181	81,828
Notes receivable from participants	86,014	79,606
Accrued income and broker receivable	2,647	2,418
Other assets	1,953	2,050
Total assets	2,652,872	2,223,215

Liabilities:
Trustee and administrative fees payable	1,165	900
Excess contributions payable to participants	1,312	779
Due to broker for securities purchased	5,905	2,242
Total liabilities	8,382	3,921

Net assets reflecting all investments at fair value	2,644,490	2,219,294

Adjustment from fair value to contract value for fully benefit-responsive stable value fund	(2,608)	(6,139)
Net assets available for benefits	$2,641,882	$2,213,155
The accompanying Notes to Financial Statements are an integral part of these financial statements.

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NORDSTROM 401(k) PLAN & PROFIT SHARING
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

Plan year ended	December 31, 2013
Additions
Contributions:
Employer contributions	$76,181
Participant contributions	95,153
Total contributions	171,334

Investment income:
Net appreciation in fair value of investments	393,158
Interest and dividends	35,479
Total investment income	428,637

Total additions	599,971

Deductions
Benefit payments to participants	(166,573)
Trustee fees, administrative expenses and other	(4,671)
Total deductions	(171,244)

Increase in net assets	428,727
Net assets available for benefits at beginning of year	2,213,155
Net assets available for benefits at end of year	$2,641,882
The accompanying Notes to Financial Statements are an integral part of these financial statements.

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

NOTE 1: THE PLAN AND SIGNIFICANT ACCOUNTING POLICIES
The Nordstrom 401(k) Plan & Profit Sharing (the “Plan”), as amended, was originally established on January 1, 1953. The Plan is an individual account profit sharing plan, which, since February 1, 1988, has included a 401(k) feature. The Plan operates on a calendar year basis.
The following describes the provisions of the Plan in effect on December 31, 2013 (except as noted), is for informational purposes only and does not bind the Plan. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions.
General
The Plan covers substantially all eligible employees of Nordstrom, Inc. and its participating subsidiaries (the “Company”). For Company profit sharing and matching contributions, participation begins on the first of the month coinciding with or following the first anniversary of the employee’s original hire date. For elective salary deferrals (401(k) contributions), participation begins on their hire date. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).
The Plan also contains special eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code (“Code”). Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of the employee’s original hire date with a salary deferral contribution equal to 2% of eligible compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.
For the Plan years ended December 31, 2013 and 2012, to qualify for Company profit sharing and matching contributions, eligible participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan year. The “last day” requirement is waived if the participant terminates employment due to retirement, disability or death.
Fiscal Year
We operate on a calendar fiscal year ending on December 31st. References to 2013 and 2012 relate to the fiscal years ended December 31, 2013 and December 31, 2012, respectively.
Trustees and Administrator of the Plan
The asset trustees of the Plan are Mercer Trust Company (all assets except the Nordstrom Target Retirement Date Funds) and The Bank of New York Mellon (Nordstrom Target Retirement Date Funds only).
The Plan is administered by the Company in conjunction with the Retirement Committee, a committee appointed by the Company’s Board of Directors. Mercer Human Resource Services provided administrative services for 2013.
Plan Contributions
Contributions to the Plan are made through employee 401(k) contributions, including catch-up contributions, Company 401(k) matching contributions, Company profit sharing contributions and participant rollover contributions from other eligible plans.
Employee 401(k) Contributions— Eligible employees may elect to defer eligible compensation on a pre-tax basis, an after-tax (Roth) basis or a combination of both. The maximum elective salary deferral is 50% for non-highly compensated employees and 15% for highly compensated employees. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, an after-tax (Roth) basis or a combination of both. For all employees, the Internal Revenue Service (“IRS”) limits participant contributions to a maximum of $17.5 and $17.0 ($23.0 and $22.5 for those age 50 and over) in 2013 and 2012.
Company 401(k) Matching Contributions— The Company intends to match employee 401(k) contributions dollar for dollar up to 4% of the participant’s eligible compensation, if approved and at the discretion of the Company’s Board of Directors. For Plan purposes, eligible compensation generally includes taxable salary and wages paid for employee service, including bonuses and commissions, and excludes reimbursements and expense allowances, employee awards, fringe and welfare benefits, moving expenses, severance and disability pay, contributions to a nonqualified deferred compensation program and amounts received as stock or under any stock-based compensation program, and is capped by limits set under the Code ($255 and $250 for 2013 and 2012). Catch-up contributions are not eligible for matching contributions.

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Company Profit Sharing Contributions— The Company’s Board of Directors determines the Company profit sharing contribution, if any, each year. Profit sharing contributions are invested in participant-directed investments or, if the participant does not make an investment election, defaulted into a Nordstrom Target Retirement Date Fund based on a participant’s date of birth and an assumed retirement age of 65. The Company’s contribution for each Plan year is allocated among qualified participants based on their eligible compensation (as discussed above) and years of service.
Investments
Participants are able to direct the investment of their accounts (including Company matching and profit sharing contributions) among any of the available funds. The available funds as of December 31, 2013 are listed in the supplemental Schedule of Assets (Held at End of Year). The available funds are regularly reviewed by the Retirement Committee and are subject to change at any time.
Participation in Investment Activity
Individual accounts are credited daily with a pro-rata share of investment income (loss) experienced by the respective funds into which their account balances have been directed.
Vesting in the Plan
Employees who terminate employment due to retirement, death or total disability are 100% vested in their Plan accounts, regardless of years of service. For purposes of the Plan, “retirement” is defined as ending employment at age 60 or older. On termination of employment for reasons other than retirement, death or total disability, the amounts credited to the accounts of participants are vested as follows:
Employee 401(k) Contributions— Employee contributions (i.e., salary deferral, catch-up and rollover contributions) are always 100% vested.
Company 401(k) Matching Contributions— Company matching contributions for employees vest as follows: 33% after completing one year of service and 67% after two years of service. After three years of service, all Company matching contributions are immediately 100% vested.
Company Profit Sharing Contributions— Participants are immediately 100% vested in Company profit sharing contributions.
Forfeitures
When terminations of participation in the Plan occur, the nonvested portion of the participant's account, as defined by the Plan, represents a forfeiture, unless the participant resumes service with the Company within five years. At December 31, 2013 and 2012, forfeited nonvested accounts totaled $950 and $549. Forfeitures of unvested Company matching or profit sharing contributions from terminated participant accounts are used to offset future Company matching contributions, future Company profit sharing contributions, or to pay Plan administrative expenses, as determined by the Retirement Committee. During 2013 and 2012, employer contributions were offset by forfeitures of $949 and $556.
Benefits
On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to receive the value of the vested interest in his or her account as a lump-sum distribution or elect to remain in the Plan, if the vested account balance (including the rollover account) exceeds $1. These distributions are subject to required distributions under Section 401(a)(9) of the Code. When an active participant reaches age 59½ and continues to work for the Company, the participant is eligible to receive a partial or full distribution of his or her retirement benefits.
Payment of Benefits
Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not yet been paid as of December 31, 2013 and 2012 were $188 and $187.

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Participant Loans
Participants may borrow from their fund accounts a minimum of $1 up to a maximum equal to the lesser of 50% of their vested account balance or $50 less the highest outstanding principal balance of any loans during the one-year period immediately preceding the loan request date. Loan terms are a maximum of five years or, if for the purchase of a principal residence, up to 20 years. The loans are secured by the balance in the participant’s account and bear fixed interest at rates commensurate with prevailing rates but not less than 1% over the then current prime rate as published by the Wall Street Journal. Interest rates for participant loans outstanding at December 31, 2013 range from 4.25% to 10.5% and are determined at the time the loan is approved. Principal and interest is paid through payroll deductions, following the participant's semi-monthly or weekly payment cycle. Participants may pay monthly upon separation or leave of absence. Payment obligations may be suspended for participants during approved leaves of absence not longer than one year and during periods of qualified military service. A participant may have a maximum of two loans outstanding at any one time.
If a participant’s employment terminates for any reason and does not make a payment within 90 days of the due date, the loan balances will be deemed distributed and become taxable income to the participant. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan administrator.
Termination of the Plan
Although it has not expressed an intention to do so, the Company reserves the right to suspend, discontinue, or terminate the Plan at any time subject to the provisions set forth in ERISA. The Company may determine whether a suspension or discontinuance of contributions will or will not constitute termination of the Plan.
In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.
Tax Status
The IRS has determined and informed the Company by a letter dated September 23, 2009, that the Plan is designed in conformity with the applicable requirements of the Code. The Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Code, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements. Accounting principles generally accepted in the United States of America (“GAAP”) require Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. As the Plan is tax-exempt, the Plan administrator has concluded that as of December 31, 2013 and 2012, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Plan administrator believes it is no longer subject to income tax examinations for years prior to 2010.
Basis of Accounting
The accompanying financial statements have been prepared in accordance with GAAP.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities. Actual results could differ from those estimates and assumptions.
Risks and Uncertainties
The Plan holds various investment instruments, including, but not limited to, common stock, mutual funds and common/collective trust funds. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and such changes could materially affect the amounts reported in the financial statements.

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Other Assets
Prior to 1993, after five years in the Plan, participants were allowed to purchase life insurance with up to 25% of their annual contributions. This option was terminated in May 1992; however, the Plan still holds previously purchased life insurance for participants. The other assets balance is composed of these amounts recorded at the cash surrender value of the life insurance policy. At December 31, 2013 and 2012, life insurance accounts totaled $1,953 and $2,050.
Investment Valuation and Income Recognition
The Plan’s investments are held by the trustees and are recorded at fair value, as follows:

•	Common stock is valued at quoted market prices as of the last trading day of the year.

•	Shares of mutual funds held by the Plan at year end are valued at quoted market prices as of the last trading day of the year, which represent the net asset value of shares.

•
Common/collective trust funds ("CCT") are valued based on the year-end unit value. Unit values are determined by the issuer by dividing the fair values of the total net assets at year end by the outstanding units. The fair values of the total net assets are determined by the nature of the underlying investments. Each underlying investment is valued at fair value according to its investment type.

•
Investments in debt securities are valued using the market approach and observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.

•
The stable value fund is stated at fair value then adjusted to contract value as described in Note 4: Stable Value Fund. Fair value is the net asset value of underlying investments, and contract value is principal plus accrued interest.

•
Self-directed brokerage accounts allow participants to invest all or a portion of their contributions into investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds, debt securities and CCTs.

•
The Nordstrom Target Retirement Date Funds hold underlying investments which include common stock, mutual funds, debt securities and CCTs. The fair values of the Nordstrom Target Retirement Date Funds are valued based on the underlying investments.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Dividends are recorded when earned.
Net realized gains or losses on investment sales represent the difference between the sale proceeds and cost of the investments. Net unrealized appreciation or depreciation on investments held at the end of the Plan year represents the net change in fair value of investments during the year. The Statement of Changes in Net Assets Available for Benefits presents the net appreciation in fair value of investments, which consists of realized and unrealized gains and losses.
Administrative and Recordkeeping Expenses
Substantially all of the administrative and recordkeeping expenses incurred in connection with the Plan are paid by the Plan and allocated per capita to each participant. The fees allocated during a quarter are reflected on each participant’s quarterly statement.
NOTE 2: INVESTMENTS
The following table presents the value of individual investments that represent 5% or more of the Plan’s net assets available for benefits:

	December 31,
	2013	2012
Nordstrom common stock	$302,791	$277,434
Putnam Stable Value Fund	201,490	204,760
American Funds EuroPacific Growth Fund	195,658	164,532
Dodge & Cox Stock Fund	174,794	122,608
Rainier Small/Mid Cap Equity Fund	134,229	100,095

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

During 2013, the Plan’s investments (including investments bought and sold, as well as held during the year) appreciated in value as follows:

Plan year ended	December 31, 2013
Mutual funds	$169,389
Nordstrom Target Retirement Date Funds	168,416
Nordstrom common stock	42,367
Common/collective trust funds	10,660
Brokerage securities	2,326
Net appreciation in fair value of investments	$393,158
NOTE 3: FAIR VALUE MEASUREMENT
The Plan discloses its assets that are measured at fair value in the Statement of Net Assets Available for Benefits by level within the fair value hierarchy as defined by applicable accounting standards:
Level 1: Quoted market prices in active markets for identical assets or liabilities
Level 2: Other observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs that cannot be corroborated by market data that reflect the reporting entity’s own assumptions
Transfers of investments between different levels of the fair value hierarchy are recorded as of the end of the reporting period. The following tables set forth, by level within the fair value hierarchy, a summary of the Plan’s investments that were measured at fair value on a recurring basis as of December 31, 2013 and 2012.

	December 31, 2013
	Level 1	Level 2	Total
Equity securities:
Nordstrom common stock	$302,791	$—	$302,791
Other domestic corporate stock	177,328	—	177,328
Debt securities:
U.S. Government	—	43,106	43,106
Corporate debt	—	46,098	46,098
Other	—	7,409	7,409
Mutual funds:
Domestic	857,430	—	857,430
International	485,480	—	485,480
Fixed income	198,119	—	198,119
Common/collective trusts ("CCTs"):
Putnam Stable Value Fund	—	225,170	225,170
ING Large Cap Growth Fund	85,480	—	85,480
Treasury Inflation Protected Securities ("TIPS")	—	26,423	26,423
Other short-term investment funds	4,426	7,401	11,827
Brokerage securities	—	15,471	15,471
Other	106	3,839	3,945
Total	$2,111,160	$374,917	$2,486,077

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

	December 31, 2012
	Level 1	Level 2	Total
Equity securities:
Nordstrom common stock	$277,434	$—	$277,434
Other domestic corporate stock	133,564	—	133,564
Debt securities:
U.S. Government	—	37,675	37,675
Corporate debt	—	40,929	40,929
Other	—	5,538	5,538
Mutual funds:
Domestic	712,058	—	712,058
International	382,810	—	382,810
Fixed income	196,567	—	196,567
CCTs:
Putnam Stable Value Fund	—	225,386	225,386
TIPS	—	24,541	24,541
Other short-term investment funds	333	4,177	4,510
Brokerage securities	—	11,726	11,726
Other	137	4,438	4,575
Total	$1,702,903	$354,410	$2,057,313
The Plan did not have any Level 3 measurements as of December 31, 2013 and 2012. During 2013 and 2012, there were no transfers in or out of Levels 1, 2 or 3.
NOTE 4: STABLE VALUE FUND
The Putnam Stable Value Fund (the “Fund”) is a common/collective trust fund. The Fund may invest in fixed interest insurance investment contracts, money market funds, corporate and government bonds, mortgage-backed securities, bond funds and other fixed income securities. Participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment in the Fund at contract value. Contract value represents contributions made to the fund, plus earnings, less participant withdrawals and administrative expenses.
The Statements of Net Assets Available for Benefits present the Fund at fair value, as well as an additional line item showing an adjustment from fair value to contract value. Fair value of the underlying investments of the Fund is calculated by discounting the related cash flows based on current yields of similar instruments with comparable durations.
Certain events may limit the ability of the Fund to transact at contract value. Such events include but are not limited to: complete or partial plan termination or merger with another plan; failure of the Plan or its trust to qualify for exemption from federal income taxes or any required prohibited transaction exemption under ERISA; transfer of assets from the Fund directly into a competing investment option; or any communication given to Plan participants designed to influence a participant not to invest in the Fund or to transfer assets out of the Fund. Plan management believes that the occurrence of events that would cause the Fund to transact at less than contract value is not probable.

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NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

NOTE 5: EXEMPT PARTY-IN-INTEREST TRANSACTIONS
Mercer Trust Company has been the trustee of all assets of the Plan since January 1, 2005, with the exception of the Nordstrom Target Retirement Date Funds. The Bank of New York Mellon has been the trustee of the Nordstrom Target Retirement Date Funds since inception of these funds on September 6, 2011. Accordingly, Mercer Trust Company and The Bank of New York Mellon are each a party-in-interest with respect to the Plan.
The Plan invested in investment funds held by Mercer Trust Company and its affiliates during 2013. Transactions in these investments qualify as exempt party-in-interest transactions because an independent fiduciary (the Plan’s Retirement Committee) causes the Plan to make these investment decisions. Fees paid by the Plan to Mercer Trust Company were $1,527 for 2013. Fees paid by the Plan to The Bank of New York Mellon were $408 for 2013.
As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. The Company’s employer contributions to the Plan qualify as exempt party-in-interest transactions because a fiduciary does not cause the Plan to participate in the transactions. In addition, there were no reimbursements of direct expenses paid by the Plan to the Company for Plan operations and administration in 2013.
As of December 31, 2013 and 2012, the Plan held 4,902 and 5,178 shares of Nordstrom common stock, with a cost basis of $136,977 and $134,695. The Plan recorded dividend income of $6,014 during 2013.
NOTE 6: EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS
The Plan is subject to certain non-discrimination rules under ERISA and the Code. For 2013 and 2012, the Plan failed certain of the non-discrimination tests under the Code due to lower contribution percentages by non-highly compensated eligible employees relative to the contribution percentages of highly compensated eligible employees. In order to meet the requirements of the non-discrimination rules, the Plan refunded a portion of the contributions made by highly compensated participants, in accordance with applicable provisions of the Code. The refund for 2013, paid in March 2014, totaled $1,312 and included approximately $226 of investment earnings. The refund for 2012, paid in March 2013, totaled $779 and included approximately $82 of investment earnings. The refunds are recorded as “Excess contributions payable to participants” in the Statements of Net Assets Available for Benefits. The refund for 2013 is included in “Benefit payments to participants” on the Statement of Changes in Net Assets Available for Benefits.
NOTE 7: RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the Employee Benefits Security Administration (“EBSA”) as of:

	December 31,
	2013	2012
Net assets available for benefits per the financial statements	$2,641,882	$2,213,155
Adjustment from contract value to fair value for fully benefit-responsive stable value fund	2,608	6,139
Trustee and administrative fees payable	913	649
Net assets available for benefits per Form 5500	$2,645,403	$2,219,943
The following is a reconciliation of total net investment income per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the EBSA:

Plan year ended	December 31, 2013
Total net investment income per the financial statements	$428,637
Change in the adjustment from contract value to fair value for fully benefit-responsive stable value fund	(3,531)
Investment management and custodian fees	(15)
Total net investment income per Form 5500	$425,091

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NORDSTROM 401(k) PLAN & PROFIT SHARING
FORM 5500, SCHEDULE H, PART IV, LINE 4i, SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2013
(Dollars in thousands)

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
Nordstrom, Inc.[1]	Common Stock	$302,791
ING Large Cap Growth Fund	CCT	83,315
Putnam Stable Value Fund	CCT	201,490
American Funds EuroPacific Growth Fund	Mutual Fund	195,658
Dodge & Cox Stock Fund	Mutual Fund	174,794
Neuberger & Berman Genesis Fund	Mutual Fund	129,048
PIMCO Total Return Fund	Mutual Fund	94,583
Rainier Small/Mid Cap Equity Fund	Mutual Fund	134,229
Vanguard Institutional Index Fund	Mutual Fund	118,897
Brokerage Securities	Self-directed Brokerage Securities	15,471
SDB Money Market Fund	Self-directed Brokerage Money Market Fund	3,839
Pending Account	Noninterest-bearing cash	106
New England Life Insurance	Life insurance policies	1,953
Participant Loans[1]
Loan interest rates range from 4.25% to 10.5%. Loan repayment is made through regular payroll deductions for a period of up to 5 years for general loans and over a longer period for loans used to finance the purchase of a principal residence. If a participant’s employment terminates for any reason and the loan balances are not paid in full within 90 days of termination, the loan balances will be deemed distributed and become taxable income to the participant. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan administrator.
		86,014
1 Party-in-interest
2 Cost information is not required for participant-directed investments and therefore is not included.

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Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]

Investments held within the Nordstrom Target Retirement Date Funds[1]:

Aberdeen International Equity Fund	Mutual Fund	$142,125
American Funds EuroPacific Growth Fund	Mutual Fund	147,697
Commitment to purchase a mutual fund	Mutual Fund	3,500
Dodge & Cox Stock Fund	Mutual Fund	113,293
Neuberger Berman Genesis Fund/Institutional	Mutual Fund	68,014
PIMCO Asset Bkd Secs Portfolio	Mutual Fund	2,441
PIMCO Emerging Mkts Portfolio Instl	Mutual Fund	3,200
PIMCO High Yield Portfolio Inst	Mutual Fund	2,132
PIMCO Intl Port	Mutual Fund	8,449
PIMCO Invt Grade Corp Portfolio Ins	Mutual Fund	15,380
PIMCO Mtg Portfolio Inst	Mutual Fund	27,989
PIMCO Municipal Sector Portfolio	Mutual Fund	1,047
PIMCO Real Return Bd Port Inst	Mutual Fund	13,280
PIMCO Short Term Portfolio Inst	Mutual Fund	2,189
PIMCO U.S. Govt Sect Portfolio Instr	Mutual Fund	15,849
PIMCO Short Term Fltg NAV - Port II	Mutual Fund	8,078
Vanguard Institutional Index Fund	Mutual Fund	119,155
EB Temporary Investment Fund	CCT - due 12/31/2049 - variable	13,992
Putnam Stable Value Fund	CCT	23,680
SSGA TIPS Index	CCT	26,423
FHLMC POOL #G3-0315	U.S. Government Securities - due 1/1/2027 - 6.0%	407
FHLMC POOL #G3-0320	U.S. Government Securities - due 7/1/2025 - 6.0%	635
FHLMC POOL #H0-1774	U.S. Government Securities - due 9/1/2037 - 6.5%	100
FHLMC POOL #G0-2993	U.S. Government Securities - due 4/1/2037 - 6.0%	171
FHLMC POOL #G0-6066	U.S. Government Securities - due 5/1/2040 - 6.0%	338
FHLMC POOL #C9-0981	U.S. Government Securities - due 7/1/2026 - 6.5%	614
FHLMC POOL #C9-1013	U.S. Government Securities - due 1/1/2027 - 6.5%	387
FHLMC POOL #1H-2592	U.S. Government Securities - due 1/1/2036 - variable	244
FHLMC POOL #H0-9197	U.S. Government Securities - due 10/1/2038 - 6.5%	77
FHLMC POOL #H0-9212	U.S. Government Securities - due 5/1/2038 - 5.5%	150
FHLMC POOL #78-1274	U.S. Government Securities - due 2/1/2034 - variable	280
FHLMC POOL #G1-4667	U.S. Government Securities - due 2/1/2027 - 4.0%	808
FHLMC POOL #G0-5979	U.S. Government Securities - due 10/1/2038 - 5.5%	241
FHLMC POOL #G0-7491	U.S. Government Securities - due 3/1/2042 - 4.5%	1,418
FHLMC POOL #J1-2899	U.S. Government Securities - due 9/1/2025 - 4.0%	706
FHLMC POOL #Q0-3517	U.S. Government Securities - due 9/1/2041 - 4.5%	1,183
FHLMC MULTICLASS MTG 4240 FA	U.S. Government Securities - due 8/15/2043 - variable	1,217
FHLMC MULTICLASS CTF 4283 EW	U.S. Government Securities - due 12/15/2043 - variable	503
FNMA POOL #0255779	U.S. Government Securities - due 6/1/2025 - 6.0%	587
FNMA POOL #0256653	U.S. Government Securities - due 3/1/2027 - 6.5%	324
1The Plan has twelve Nordstrom Target Retirement Date Funds, including: Nordstrom Target Retirement Date Income Fund, Nordstrom Target Retirement Date 2000 Fund, Nordstrom Target Retirement Date 2005 Fund, Nordstrom Target Retirement Date 2010 Fund, Nordstrom Target Retirement Date 2015 Fund, Nordstrom Target Retirement Date 2020 Fund, Nordstrom Target Retirement Date 2025 Fund, Nordstrom Target Retirement Date 2030 Fund, Nordstrom Target Retirement Date 2035 Fund, Nordstrom Target Retirement Date 2040 Fund, Nordstrom Target Retirement Date 2045 Fund and Nordstrom Target Retirement Date 2050 Fund.

14 of 21

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
FNMA POOL #0256851	U.S. Government Securities - due 8/1/2037 - 7.0%	166
FNMA POOL #0257007	U.S. Government Securities - due 12/1/2027 - 6.0%	204
FNMA POOL #0AL0406	U.S. Government Securities - due 6/1/2038 - 6.0%	128
FNMA POOL #0AL0852	U.S. Government Securities - due 6/1/2038 - 6.0%	241
FNMA POOL #0AL2689	U.S. Government Securities - due 2/1/2027 - 4.0%	639
FNMA GTD REMIC P/T 01-79 BA	U.S. Government Securities - due 3/25/2045 - 7.0%	73
FNMA GTD REMIC P/T 01-T10 A1	U.S. Government Securities - due 12/25/2041 - 7.0%	431
FNMA GTD REMIC P/T 04-W2 5A	U.S. Government Securities - due 3/25/2044 - 7.5%	796
FNMA GTD REMIC P/T 07-W10 2A	U.S. Government Securities - due 8/25/2047 - variable	597
FNMA POOL #0725457	U.S. Government Securities - due 4/1/2014 - 4.6%	348
FNMA POOL #0735503	U.S. Government Securities - due 4/1/2035 - 6.0%	337
FNMA POOL #0735608	U.S. Government Securities - due 3/1/2035 - variable	609
FNMA POOL #0745329	U.S. Government Securities - due 7/1/2035 - 6.0%	510
FNMA POOL #0884704	U.S. Government Securities - due 6/1/2036 - variable	197
FNMA POOL #0888154	U.S. Government Securities - due 11/1/2036 - variable	573
FNMA POOL #0888367	U.S. Government Securities - due 3/1/2037 - 7.0%	1,227
FNMA POOL #0888787	U.S. Government Securities - due 10/1/2037 - 6.5%	149
FNMA POOL #0889095	U.S. Government Securities - due 1/1/2038 - 6.5%	251
FNMA POOL #0889634	U.S. Government Securities - due 2/1/2023 - 6.0%	721
FNMA POOL #0889984	U.S. Government Securities - due 10/1/2038 - 6.5%	538
FNMA POOL #0945680	U.S. Government Securities - due 9/1/2037 - 6.0%	319
FNMA POOL #0995487	U.S. Government Securities - due 8/1/2037 - 6.0%	633
FNMA POOL #0AB8086	U.S. Government Securities - due 10/1/2037 - 6.0%	229
FNMA POOL #0AD0130	U.S. Government Securities - due 8/1/2039 - 6.5%	137
FNMA POOL #0AD0217	U.S. Government Securities - due 8/1/2037 - 6.0%	603
FNMA POOL #0AD0218	U.S. Government Securities - due 9/1/2036 - 6.0%	590
FNMA POOL #0AE0288	U.S. Government Securities - due 10/1/2037 - 6.0%	98
FNMA POOL #0AL1845	U.S. Government Securities - due 6/1/2039 - variable	384
FNMA POOL #0AL1900	U.S. Government Securities - due 8/1/2026 - 4.5%	779
FNMA POOL #0AL3671	U.S. Government Securities - due 5/1/2041 - 6.0%	1,424
FNMA POOL #0AL4577	U.S. Government Securities - due 1/1/2034 - 4.5%	1,013
FNMA GTD REMIC P/T 13-26 FE	U.S. Government Securities - due 4/25/2043 - variable	1,439
FNMA GTD REMIC P/T 13-128 CF	U.S. Government Securities - due 12/25/2043 - variable	1,739
FNMA GTD REMIC P/T 12-46 BA	U.S. Government Securities - due 5/25/2042 - 6.0%	1,815
FNMA POOL #0888637	U.S. Government Securities - due 9/1/2037 - 6.0%	34
FNMA POOL #0976853	U.S. Government Securities - due 11/1/2029 - 5.5%	568
FNMA POOL #0AB1763	U.S. Government Securities - due 11/1/2030 - 4.0%	273
FNMA POOL #0MA0232	U.S. Government Securities - due 11/1/2029 - 4.5%	1,517
FNMA POOL #0AD0121	U.S. Government Securities - due 9/1/2029 - 4.5%	1,039
FNMA POOL #0AD0198	U.S. Government Securities - due 9/1/2038 - 5.5%	295
FNMA POOL #0AD0964	U.S. Government Securities - due 11/1/2039 - 5.5%	1,303
FNMA GTD REMIC P/T 07-50 DZ	U.S. Government Securities - due 6/25/2037 - 5.5%	1,546
SBA GTD PARTN CTFS 2006-20E 1	U.S. Government Securities - due 5/1/2026 - 5.87%	517
SBA GTD PARTN CTFS 2007-20B 1	U.S. Government Securities - due 2/1/2027 - 5.49%	533
SBA GTD PARTN CTFS 2007-20D 1	U.S. Government Securities - due 4/1/2027 - 5.32%	305
U.S. TREASURY NOTE	U.S. Government Securities - due 2/28/2014 - 0.25%	250
U.S. TREASURY NOTE	U.S. Government Securities - due 4/15/2015 - 0.375%	3,157
U.S. TREASURY NOTE	U.S. Government Securities - due 10/31/2014 - 0.25%	751

15 of 21

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
U.S. TREASURY NOTE	U.S. Government Securities - due 8/15/2016 - 0.625%	690
Ally Financial, Inc.	Corporate Debt - due 2/11/2014 - 4.5%	1,154
AT&T, Inc.	Corporate Debt - due 2/15/2039 - 6.55%	511
BAC Capital Trust XI	Corporate Debt - due 5/23/2036 - 6.625%	978
Bank of America Corp.	Corporate Debt - due 6/1/2019 - 7.625%	595
Bank Of America NA	Corporate Debt - due 3/15/2017 - 5.3%	413
Bank One Capital III	Corporate Debt - due 9/1/2030 - 8.75%	577
BNSF Railway Co.	Corporate Debt - due 4/1/2024 - 5.996%	253
Boston Scientific Corp.	Corporate Debt - due 6/15/2016 - 6.4%	697
Boston Scientific Corp.	Corporate Debt - due 1/15/2020 - 6.0%	316
Burlington Northern Santa Fe	Corporate Debt - due 1/15/2021 - 8.251%	741
Burlington Northern Santa Fe	Corporate Debt - due 9/1/2023 - 3.85%	443
Capital One Financial Corp.	Corporate Debt - due 6/15/2023 - 3.5%	990
Cemex SAB de CV	Corporate Debt - due 12/10/2019 - 6.5%	491
Chase Issuance Trust A8 A8	Corporate Debt - due 10/16/2017 - 0.54%	969
CIGNA Corp.	Corporate Debt - due 5/15/2027 - 7.875%	294
CIGNA Corp.	Corporate Debt - due 11/15/2036 - 6.15%	366
CIGNA Corp.	Corporate Debt - due 5/1/2019 - 8.5%	256
CIGNA Corp.	Corporate Debt - due 6/15/2020 - 5.125%	83
CIGNA Corp.	Corporate Debt - due 2/15/2022 - 4.0%	153
Citigroup, Inc.	Corporate Debt - due 5/15/2018 - variable	521
Citigroup, Inc.	Corporate Debt - due 7/30/2022 - 4.05%	198
Comcast Corp.	Corporate Debt - due 5/15/2018 - 5.7%	144
Comcast Corp.	Corporate Debt - due 2/15/2018 - 5.875%	860
Cox Communications, Inc.	Corporate Debt - due 12/1/2016 - 5.875%	1,002
Cox Communications, Inc. 144A	Corporate Debt - due 12/15/2022 - 3.25%	430
Cox Communications, Inc. 144A	Corporate Debt - due 6/30/2023 - 2.95%	328
CSX Transportation, Inc.	Corporate Debt - due 1/15/2023 - 6.251%	284
Dillard's, Inc.	Corporate Debt - due 5/15/2027 - 7.75%	451
Dillard's, Inc.	Corporate Debt - due 1/15/2018 - 6.625%	277
The Dow Chemical Co.	Corporate Debt - due 5/15/2019 - 8.55%	1,023
The Dow Chemical Co.	Corporate Debt - due 5/15/2039 - 9.4%	373
Eaton Corp.	Corporate Debt - due 11/2/2017 - 1.5%	74
Eaton Corp.	Corporate Debt - due 11/2/2022 - 2.75%	186
Enel Finance International 144A	Corporate Debt - due 9/15/2037 - 6.8%	311
Enel Finance International 144A	Corporate Debt - due 10/7/2039 - 6.0%	216
Enel Spa 144A	Corporate Debt - due 9/24/2073 - variable	217
ERP Operating LP	Corporate Debt - due 4/15/2023 - 3.0%	434
Export-Import BK Korea	Corporate Debt - due 1/11/2017 - 4.0%	477
Federal Express Corp. 1998 Pass	Corporate Debt - due 7/15/2023 - 6.72%	125
Ford Motor Credit Co., LLC	Corporate Debt - due 1/15/2020 - 8.125%	250
Ford Motor Credit Co., LLC	Corporate Debt - due 2/1/2021 - 5.75%	1,512
Ford Motor Credit Co., LLC	Corporate Debt - due 8/2/2021 - 5.88%	227
General Electric Capital Corp.	Corporate Debt - due 1/8/2020 - 5.5%	630
General Electric Capital Corp.	Corporate Debt - due 9/16/2020 - 4.375%	434
General Electric Capital Corp.	Corporate Debt - due 10/17/2021 - 4.65%	191
HCA, Inc.	Corporate Debt - due 3/15/2014 - 5.75%	126
HCA, Inc.	Corporate Debt - due 1/15/2015 - 6.375%	368

16 of 21

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
HCA, Inc.	Corporate Debt - due 2/15/2016 - 6.5%	1,012
Health Net, Inc.	Corporate Debt - due 6/1/2017 - 6.375%	431
Hewlett-Packard Co.	Corporate Debt - due 12/9/2016 - 3.3%	445
HSBC Holdings PLC	Corporate Debt - due 5/2/2036 - 6.5%	533
HSBC Holdings PLC	Corporate Debt - due 9/15/2037 - 6.5%	532
HSBC Holdings PLC	Corporate Debt - due 4/5/2021 - 5.1%	167
Lafarge S.A.	Corporate Debt - due 7/15/2016 - 6.5%	608
Lafarge S.A. 144A	Corporate Debt - due 7/9/2015 - variable	451
Legg Mason, Inc. 144A	Corporate Debt - due 5/21/2019 - variable	465
Liberty Interactive LLC	Corporate Debt - due 2/1/2030 - 8.3%	55
Macy's Retail Holdings, Inc.	Corporate Debt - due 9/15/2028 - 6.7%	1,186
Macy's Retail Holdings, Inc.	Corporate Debt - due 7/15/2024 - 6.65%	289
Myriad International Holdings 144A	Corporate Debt - due 7/18/2020 - 6.0%	428
News America, Inc.	Corporate Debt - due 12/15/2035 - 6.4%	85
News America, Inc.	Corporate Debt - due 3/1/2037 - 6.15%	110
News America, Inc.	Corporate Debt - due 11/15/2037 - 6.65%	321
Nordstrom, Inc.	Corporate Debt - due 3/15/2028 - 6.95%	211
Petrobras Global Finance B.V.	Corporate Debt - due 5/20/2023 - 4.375%	200
Petrobras International Finance Company	Corporate Debt - due 1/27/2021 - 5.375%	1,290
Provident Cos., Inc.	Corporate Debt - due 3/15/2028 - 7.3%	345
Reed Elsevier Capital, Inc.	Corporate Debt - due 1/15/2019 - 8.625%	157
Reed Elsevier Capital, Inc.	Corporate Debt - due 10/15/2022 - 3.125%	523
The Royal Bank of Scotland PLC	Corporate Debt - due 1/11/2021 - 6.125%	255
The Royal Bank of Scotland Group PLC	Corporate Debt - due 12/15/2022 - 6.125%	1,022
SLM Corp.	Corporate Debt - due 6/15/2018 - 8.45%	175
SLM Corp.	Corporate Debt - due 1/25/2016 - 6.25%	162
SLM Corp.	Corporate Debt - due 1/25/2017 - 6.0%	433
SLM Corp.	Corporate Debt - due 9/10/2015 - 3.875%	233
SLM Private Education C A2 144A	Corporate Debt - due 10/15/2046 - 3.31%	646
Sprint Nextel Corp.	Corporate Debt - due 12/1/2016 - 6.0%	464
Telecom Italia Capital S.A.	Corporate Debt - due 6/18/2019 - 7.175%	365
Telecom Italia Capital S.A.	Corporate Debt - due 7/18/2036 - 7.2%	120
Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2018 - 6.999%	665
Time Warner Cable, Inc.	Corporate Debt - due 5/1/2037 - 6.55%	440
Time Warner Cable, Inc.	Corporate Debt - due 2/14/2019 - 8.75%	358
Time Warner Cable, Inc.	Corporate Debt - due 4/1/2019 - 8.25%	849
Time Warner Cable, Inc.	Corporate Debt - due 9/1/2021 - 4.0%	209
Time Warner, Inc.	Corporate Debt - due 5/1/2032 - 7.7%	1,541
Union Pacific Corp.	Corporate Debt - due 7/15/2022 - 4.163%	309
Union Pacific Railroad Co. 1998	Corporate Debt - due 2/23/2019 - 6.7%	75
Union Pacific Railroad Co. 2006	Corporate Debt - due 7/2/2030 - 5.866%	1,381
Verizon Communications, Inc.	Corporate Debt - due 9/15/2023 - 5.15%	1,262
Verizon Communications, Inc.	Corporate Debt - due 9/15/2043 - 6.55%	877
Vulcan Materials Co.	Corporate Debt - due 12/1/2016 - 6.5%	224
Vulcan Materials Co.	Corporate Debt - due 6/15/2021 - 7.5%	513
Xerox Corp.	Corporate Debt - due 2/1/2017 - 6.75%	1,051
Xerox Corp.	Corporate Debt - due 12/15/2019 - 5.625%	221
Xerox Corp.	Corporate Debt - due 5/15/2021 - 4.5%	463

17 of 21

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
Boston Properties LP	Municipal Debt - due 10/15/2019 - 5.875%	345
Boston Properties LP	Municipal Debt - due 5/15/2021 - 4.125%	128
Boston Properties LP	Municipal Debt - due 9/1/2023 - 3.125%	251
Boston Properties LP	Municipal Debt - due 2/1/2023 - 3.85%	269
California State	Municipal Debt - due 4/1/2034 - 7.5%	1,711
California State	Municipal Debt - due 10/1/2039 - 7.3%	566
California State	Municipal Debt - due 3/1/2040 - 7.625%	262
Illinois State	Municipal Debt - due 3/1/2017 - 5.365%	1,388
Illinois State	Municipal Debt - due 3/1/2018 - 5.665%	381
Kingdom of Spain 144A	Municipal Debt - due 3/6/2018 - 4.0%	508
Los Angeles CA Unif Sch Dist	Municipal Debt - due 7/1/2034 - 6.758%	677
New Jersey St Turnpike Auth	Municipal Debt - due 1/1/2041 - 7.102%	924
Citigroup Capital XIII	Preferred Stock - 7.875%	1,055
Actavis PLC	Common Stock	1,953
Affiliated Managers Group, Inc.	Common Stock	965
Air Lease Corp.	Common Stock	624
Akorn, Inc.	Common Stock	434
Allergan, Inc./U.S.	Common Stock	1,893
Allete, Inc.	Common Stock	269
Alliance Data Systems Corp.	Common Stock	557
AMC Networks, Inc.	Common Stock	684
American Water Works Co., Inc.	Common Stock	803
Ameriprise Financial, Inc.	Common Stock	1,528
Ametek, Inc.	Common Stock	1,263
Amgen, Inc.	Common Stock	1,821
Amphenol Corp.	Common Stock	703
Anadarko Petroleum Corp.	Common Stock	1,056
A.O. Smith Corp.	Common Stock	798
Apogee Enterprises, Inc.	Common Stock	445
Apple, Inc.	Common Stock	5,545
Arctic Cat, Inc.	Common Stock	128
Avago Technologies, Ltd.	Common Stock	610
B/E Aerospace, Inc.	Common Stock	2,558
BankUnited, Inc.	Common Stock	333
Best Buy Co., Inc.	Common Stock	1,483
Biomarin Pharmaceutical, Inc.	Common Stock	319
BlackRock, Inc.	Common Stock	1,831
BorgWarner, Inc.	Common Stock	886
Boulder Brands, Inc.	Common Stock	246
Brown & Brown, Inc.	Common Stock	552
Brunswick Corp.	Common Stock	591
Cadence Design Systems, Inc.	Common Stock	403
Catamaran Corp.	Common Stock	667
Cavium, Inc.	Common Stock	272
CBS Corp.	Common Stock	1,463
Celgene Corp.	Common Stock	2,205
The Cheesecake Factory, Inc.	Common Stock	411
Chipotle Mexican Grill, Inc.	Common Stock	1,245

18 of 21

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
Church & Dwight Co., Inc.	Common Stock	675
Ciena Corp.	Common Stock	275
Coca-Cola Enterprises, Inc.	Common Stock	1,522
Cognizant Technology Solutions	Common Stock	2,078
Columbia Banking System, Inc.	Common Stock	853
Comcast Corp.	Common Stock	2,639
Commvault Systems, Inc.	Common Stock	400
Concur Technologies, Inc.	Common Stock	626
The Cooper Cos., Inc.	Common Stock	795
Costco Wholesale Corp.	Common Stock	1,513
Cubesmart	Common Stock	196
CVS Caremark Corp.	Common Stock	2,388
Danaher Corp.	Common Stock	1,924
Delphi Automotive PLC	Common Stock	1,603
Dillard's, Inc.	Common Stock	648
Discovery Communications, Inc.	Common Stock	1,937
Dunkin' Brands Group, Inc.	Common Stock	523
Eagle Materials, Inc.	Common Stock	924
EMC Corp./Massachusetts	Common Stock	2,376
Entravision Communications Corp.	Common Stock	255
Envestnet, Inc.	Common Stock	208
EOG Resources, Inc.	Common Stock	1,846
The Estee Lauder Cos., Inc	Common Stock	1,626
Euronet Worldwide, Inc.	Common Stock	378
Evercore Partners, Inc.	Common Stock	826
F5 Networks, Inc.	Common Stock	548
Facebook, Inc.	Common Stock	2,296
The Finish Line, Inc.	Common Stock	14
First Republic Bank/California	Common Stock	244
Fleetcor Technologies, Inc.	Common Stock	403
Flowserve Corp.	Common Stock	1,779
FMC Technologies, Inc.	Common Stock	315
Fortinet, Inc.	Common Stock	261
Fortune Brands Home & Security, Inc.	Common Stock	1,399
The Gap, Inc.	Common Stock	1,248
Gartner, Inc.	Common Stock	703
Genesee & Wyoming, Inc.	Common Stock	868
Gilead Sciences, Inc.	Common Stock	3,279
Glacier Bancorp, Inc.	Common Stock	543
GNC Holdings, Inc.	Common Stock	354
Google, Inc.	Common Stock	5,472
Green Mountain Coffee Roasters, Inc.	Common Stock	378
The Hain Celestial Group, Inc.	Common Stock	506
Halliburton Co.	Common Stock	1,301
Harman International Industries	Common Stock	1,007
The Hershey Co.	Common Stock	1,310
Hexcel Corp.	Common Stock	945
Home Bancshares, Inc.	Common Stock	251

19 of 21

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
The Home Depot, Inc.	Common Stock	2,749
ISIS Pharmaceuticals, Inc.	Common Stock	477
Illumina, Inc.	Common Stock	501
Incyte Corp., Ltd.	Common Stock	277
Ingersoll-Rand PLC	Common Stock	1,294
International Paper Co.	Common Stock	1,516
Intuit, Inc.	Common Stock	2,215
Invesco, Ltd.	Common Stock	579
ITT Corp.	Common Stock	505
Jones Lang Lasalle, Inc.	Common Stock	1,173
Kansas City Southern	Common Stock	400
Kennametal, Inc.	Common Stock	370
Kirby Corp.	Common Stock	482
Korn/Ferry International	Common Stock	595
LaSalle Hotel Properties	Common Stock	642
La-Z-Boy, Inc.	Common Stock	487
Lennar Corp.	Common Stock	482
Liberty Media Corp.	Common Stock	1,028
Lions Gate Entertainment Corp.	Common Stock	428
Littelfuse, Inc.	Common Stock	529
Live Nation Entertainment, Inc.	Common Stock	483
LyondellBasell Industries NV	Common Stock	1,507
Macy's, Inc.	Common Stock	1,431
Martin Marietta Materials, Inc.	Common Stock	320
Mastec, Inc.	Common Stock	615
Mastercard Inc.	Common Stock	2,420
Matador Resources Co.	Common Stock	528
McKesson Corp.	Common Stock	2,174
Mead Johnson Nutrition Co.	Common Stock	1,130
Medivation, Inc.	Common Stock	264
Methanex Corp.	Common Stock	553
Microchip Technology, Inc.	Common Stock	565
Mid-America Apartment Communities, Inc.	Common Stock	685
Mohawk Industries, Inc.	Common Stock	1,419
Monsanto Co.	Common Stock	2,066
Mylan Inc.	Common Stock	1,126
NCR Corp.	Common Stock	531
NetApp, Inc.	Common Stock	1,185
Nike, Inc.	Common Stock	2,195
NPS Pharmaceuticals, Inc.	Common Stock	386
Nu Skin Enterprises, Inc.	Common Stock	593
NXP Semiconductors NV	Common Stock	1,062
Oasis Petroleum, Inc.	Common Stock	1,353
Oceaneering International, Inc.	Common Stock	599
Ocwen Financial Corp.	Common Stock	1,055
Oracle Corp.	Common Stock	2,444
Packaging Corp of America	Common Stock	668
Pall Corp.	Common Stock	881

20 of 21

Identity of issuer, borrower, lessor, or similar party	Description of investment including maturity date, rate of interest, collateral, par, or maturity value	Fair Value[2]
PepsiCo, Inc.	Common Stock	2,471
Perrigo Co. PLC	Common Stock	1,245
Pinnacle Financial Partners, Inc.	Common Stock	494
Potlatch Corp.	Common Stock	482
Priceline.com, Inc.	Common Stock	1,085
Protective Life Corp.	Common Stock	333
Prudential Financial, Inc.	Common Stock	1,408
PVH Corp.	Common Stock	507
Quanta Services, Inc.	Common Stock	1,015
Ralph Lauren Corp.	Common Stock	198
Raymond James Financial, Inc.	Common Stock	706
Resmed, Inc.	Common Stock	402
Roper Industries, Inc.	Common Stock	1,589
Saia, Inc.	Common Stock	436
Salix Pharmaceuticals, Ltd.	Common Stock	417
Seattle Genetics, Inc.	Common Stock	302
ServiceNow, Inc.	Common Stock	208
Signature Bank/New York, NY	Common Stock	662
SM Energy Co.	Common Stock	1,164
SodaStream International, Ltd.	Common Stock	146
Southwest Airlines Co.	Common Stock	505
Starbucks Corp.	Common Stock	2,431
Steven Madden, Ltd.	Common Stock	99
Strategic Hotels & Resorts, Inc.	Common Stock	560
Susser Holdings Corp.	Common Stock	455
Tenneco, Inc.	Common Stock	877
Tesoro Corp.	Common Stock	323
TIBCO Software, Inc.	Common Stock	829
The Travelers Cos., Inc.	Common Stock	1,365
Ulta Salon Cosmetics & Fragrances, Inc.	Common Stock	1,117
Ultimate Software Group, Inc.	Common Stock	588
Under Armour, Inc.	Common Stock	333
Union Pacific Corp.	Common Stock	2,433
United Rentals, Inc.	Common Stock	1,289
Urban Outfitters, Inc.	Common Stock	201
Vantiv, Inc.	Common Stock	566
Visa, Inc.	Common Stock	2,265
Wabco Holdings, Inc.	Common Stock	377
Wabtec Corp.	Common Stock	627
The Walt Disney Co.	Common Stock	1,765
Waste Connections, Inc.	Common Stock	877
Web.com Group, Inc.	Common Stock	310
Whole Foods Market, Inc.	Common Stock	1,355
Winnebago Industries, Inc.	Common Stock	318
WisdomTree Investments, Inc.	Common Stock	163

21 of 21